EXHIBIT 99.1

ACME Communications Announces First Quarter 2007 Results

SANTA ANA, Calif., May 14, 2007 (PRIME NEWSWIRE) -- ACME Communications, Inc. (Nasdaq:ACME) today announced financial results for the first quarter ended March 31, 2007.

ACME's net revenues from continuing operations for the first quarter decreased 9% to $7.8 million compared to net revenues of $8.6 million in the first quarter of 2006. Our net revenues from our continuing seven stations decreased 4% as we estimate we held our share of non-political market revenues which decreased approximately 4% during the first quarter of 2007 compared to the first quarter of 2006. The Daily Buzz, LLC was included in our consolidated results for the first quarter of 2006 but deconsolidated effective July 1, 2006 and therefore not in our first quarter 2007 revenues, as it was accounted for using the equity method. However, in March 2007 we acquired our joint venture partner's 50% interest and effective April 1, 2007, we will begin consolidating the show's operating results and cash flows again.

Broadcast cash flow (as defined in Supplemental Table 1) for the quarter decreased 13% to $488,000 compared to broadcast cash flow of $562,000 for the first quarter of 2006 and adjusted EBITDA (as defined in Supplemental Table 1) was negative $307,000 compared to negative $281,000 in the first quarter of 2006. The Company also incurred an $850,000 expense during the first quarter of 2007 for an impairment on long-lived assets at one of our stations due to continued performance and market issues. The results of our Salt Lake City station (KUWB, sold in April 2006) and Ft. Myers -- Naples station (WTVK, sold in February 2007) have been included in discontinued operations, along with all interest expense through the completion date of the WTVK sale. The Company's income from discontinued operations, after tax, for the first quarter of 2007 was $26.5 million, which includes a $27.8 million gain on the sale of WTVK, compared to a net loss of $1.7 million for the first quarter of 2006. The Company's net income for the first quarter of 2007 was $24.3 million, principally on the gain on the sale of WTVK, compared to a $3.8 million net loss in the first quarter of 2006.

The decrease in our continuing group's broadcast cash flow was moderated by a decrease in cash-based station operating expenses of 2% relating to lower program payments and lower advertising and promotion expenses compared to the first quarter of 2006.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "Advertising demand was noticeably softer than we expected during the first quarter of 2007, but we were able to moderate the resulting impact on our bottom line through our continued efforts to control our costs. As a result, our broadcast cash flow exceeded the guidance we provided on our last earnings call. In the current quarter, non-political demand remains soft, but we enjoyed some ratings gains in the February 2007 sweeps period and we are already seeing some early positive pacing for the third quarter of 2007. The completion of the sale of our Ft. Myers -- Naples station during the first quarter allowed us to virtually eliminate our debt, enhancing our flexibility as we continue to seek avenues to monetize our station assets for the benefit of our shareholders."

Use of Broadcast Cash Flow, Adjusted EBITDA and Station Cash-Based Operating Expenses

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. Station cash-based operating expenses, which use program payments in place of program amortization, exclude our Daily Buzz production costs and exclude non-cash operating expenses like depreciation, impairment of intangibles and equity-based compensation, are an important metric in determining our cash expense growth. Adjusted EBITDA is used as a performance measure and to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility historically contained certain financial covenants relating to the Company's adjusted EBITDA.

Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company considers operating loss to be the most comparable GAAP measure to broadcast cash flow and to adjusted EBITDA; therefore, the Company has included a reconciliation of operating loss to broadcast cash flow and adjusted EBITDA in Supplemental Table 1. A reconciliation of operating expenses to cash-based station operating expenses is included in Supplemental Table 2. Because broadcast cash flow, cash-based station operating expenses and adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow, cash-based station operating expenses and adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Second Quarter 2007 Outlook

Based on current second quarter sales pacings, we expect second quarter 2007 net revenues to be 3-5% lower than the $9.5 million in net revenues for the second quarter of 2006. We expect cash-based station expenses to be relatively unchanged from the prior year. We expect our broadcast cash flow for the second quarter of 2007 to be in the range of $700-800,000 compared to $1.3 million in broadcast cash flow for the second quarter of 2006.

First Quarter Conference Call

Senior management of ACME will hold a conference call to discuss the Company's first quarter results on Monday, May 14, 2007, at 4:30 p.m. EDT. To access the conference call, please dial 973-582-2855. A replay of the conference call will be available through Monday, May 28, 2007 by dialing (877) 519-4471 (U.S.), or (973) 341-3080 (International), reservation code 8723006. In addition, the Company will provide a live webcast of the conference call on the Company's website, located at www.acmecommunications.com. The webcast will also be archived on the Company's website until May 28, 2007.

About ACME Communications

ACME Communications, Inc. owns and operates seven television stations serving markets covering 2.6% of the nation's television households. The Company's stations are: KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBDT-TV, Dayton, OH; WBXX-TV, Knoxville, TN; WIWB-TV, Green Bay-Appleton, WI; WBUI-TV, Champaign-Springfield-Decatur, IL; and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, are affiliates of The CW Network. KASY is an affiliate of MyNetworkTV. ACME's shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will", "expects", "intends" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the ratings growth or decline of our programming, including The CW Network and, to a lesser extent, MyNetworkTV, the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs and the other risk factors set forth in the Company's 2006 Form 10-K/A filed with the Securities and Exchange Commission on April 10th, 2007. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

           ACME Communications, Inc. and Subsidiaries
             Consolidated Statements of Operations
                         (Unaudited)

             (In thousands, except per share data)

                                              Three Months Ended
                                                   March 31,
                                             --------------------
                                               2007        2006
                                             --------    --------

 Net revenues                                $  7,805    $  8,594
                                             --------    --------

 Operating expenses:
   Cost of service:
    Programming, including program
     amortization                               2,466       3,634
    Other costs of service (excluding
     depreciation and amortization
     of $903 and $1,040 for the
     three months ended March 31,
     2007 and 2006, respectively)               1,378       1,334
   Selling, general and
    administrative expenses                     3,272       3,370
   Depreciation and amortization                  910       1,053
   Impairment of long-lived assets                850          --
   Corporate expenses                             837         881
                                             --------    --------
             Operating expenses                 9,713      10,272
                                             --------    --------

             Operating loss                    (1,908)     (1,678)

 Other income (expenses):
   Interest income                                 28           5
   Interest expense                              (126)         --
   Equity in loss of unconsolidated
    affiliates                                   (251)         (8)
                                             --------    --------
 Loss from continuing operations
  before income taxes and
  minority interest                            (2,257)     (1,681)
 Income tax expense                               (36)       (640)
                                             --------    --------
 Loss from continuing operations
  before minority interest                     (2,293)     (2,321)

 Minority interest income                          --         230
                                             --------    --------
 Loss from continuing operations               (2,293)     (2,091)
                                             --------    --------
 Discontinued operations:
   Income (loss) from discontinued
    operations                                 26,795      (1,564)
   Income tax expense                            (249)        (99)
                                             --------    --------
     Income (loss) from discontinued
      operations                               26,546      (1,663)
                                             --------    --------
           Net income (loss)                 $ 24,253    $ (3,754)
                                             ========    ========
 Net income (loss) per share,
  basic and diluted
   Continuing operations                     $  (0.14)   $  (0.13)
   Discontinued operations                       1.65       (0.10)
                                             --------    --------
      Net income (loss) per share            $   1.51    $  (0.23)
                                             ========    ========

 Weighted average basic and diluted
   common shares outstanding                   16,047      16,047
                                             ========    ========

 Supplemental Table 1

         ACME Communications Inc. and Subsidiaries
       Reconciliation of Operating Loss to Broadcast
              Cash Flow and Adjusted EBITDA
                      (Unaudited)
                     (In Thousands)

                                            Three Months Ended
                                                 March 31,
                                            ------------------
                                              2007       2006
                                            -------    -------

 Operating loss                             $(1,908)   $(1,678)

 Add:
   Stock-based compensation
    at stations                                  41         48
   Depreciation and amortization                910      1,053
   Amortization of program rights             1,536      1,734
   Corporate expenses                           837        881
   Minority interest relating
    to The Daily Buzz, before
    depreciation                                 --        182
   Equity in losses of The Daily
    Buzz, before depreciation                  (161)        --
   Impairment of long-lived assets              850         --
   Program payments                          (1,617)    (1,658)
                                            -------    -------
      Broadcast cash flow (1)                   488        562
 Less:
    Corporate expenses                          837        881
    Stock-based compensation
     at corporate                               (42)       (38)
                                            -------    -------

      Adjusted EBITDA                       $  (307)   $  (281)
                                            =======    =======

 Broadcast cash flow margin (1)                 6.3%       6.5%
 Adjusted EBITDA margin (1)                    -3.9%      -3.3%
                                            =======    =======

 (1) We define:

     -- Broadcast cash flow as operating income (loss), plus
        stock-based compensation, depreciation and amortization
        (including impairment of intangibles), LMA fees,
        amortization of program rights, impairment of broadcast
        licenses and corporate expenses, less program payments
        (excluding program payments related to construction permits);

     -- Adjusted EBITDA as broadcast cash flow less corporate
        expenses, exclusive of stock-based compensation;

     -- Broadcast cash flow margin is broadcast cash flow as a
        percentage of net revenues; and

     -- Adjusted EBITDA margin is adjusted EBITDA as a percentage of net revenues.

  Supplemental Table 2
  --------------------

           ACME Communications Inc. and Subsidiaries
      Reconciliation of Operating Expenses to Cash-Based
                 Station Operating Expenses
                        (Unaudited)
                      (In Thousands)

                                            Three Months Ended
                                                 March 31,
                                           --------------------
                                              2007       2006
                                           --------    --------

 Operating expenses                        $  9,713    $ 10,272

 Add:
   Program payments                           1,617       1,658

 Less:
   Depreciation                                (910)     (1,053)
   Corporate expense                           (837)       (881)
   Barter program costs                        (746)       (850)
   Program amortization                      (1,536)     (1,734)
   Daily Buzz production costs                   --        (804)
   Impairment of long-lived
    assets                                     (850)         --
   Stock-based compensation
    at stations                                 (41)        (48)
                                           --------    --------

     Total cash-based station
      operating expenses                   $  6,410    $  6,560
                                           ========    ========

 Supplemental Table 3
 --------------------

         ACME Communications Inc. and Subsidiaries
   Reconciliation of Net Revenues to Station Net Revenues
                       (Unaudited)
                      (In Thousands)

                                             Three Months Ended
                                                  March 31,
                                            --------------------
                                              2007        2006
                                            --------    --------

 Net revenues                               $  7,805    $  8,594
 Less:  Daily Buzz net revenues                   --        (471
                                            --------    --------

     Station net revenues                   $  7,805    $  8,123
                                            ========    ========

CONTACT:  ACME Communications, Inc.
          Tom Allen
          714-245-9499

          Brainerd Communicators, Inc.
          Chris Plunkett
          Todd St. Onge
          212-986-6667